UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – January 1, 2008

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-126922	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective January 1, 2008, US Oncology Holdings, Inc. (“Holdings”), took the following actions with respect to its compensatory plans and compensation of its executive officers.

Amended and Restated Equity Incentive Plan

Effective January 1, 2008, Holdings amended its 2004 Equity Incentive Plan (as so amended, the “2004 Equity Plan”) in order to: (a) increase the aggregate number of shares of common stock of Holdings available for awards under the 2004 Equity Plan from 27,233,966 to 32,000,000; (b) eliminate the distinction between shares of common stock available for issuance of restricted tock and those available for issuance of stock options; (c) comply with Section 409A of the Internal Revenue Code, as amended (the “Code”); and (d) improve clarity and administration, in each case as more fully set forth in the Amended and Restated 2004 Equity Incentive Plan, a copy of which is filed as an Exhibit to this Current Report.

Adoption of New Long-Term Cash Incentive Plan

Effective January 1, 2008, Holdings canceled its 2004 Long-Term Cash Incentive Plan and all outstanding awards thereunder and adopted a new 2008 Long-Term Cash Incentive Plan (the “2008 cash plan”). The total number of units available under the 2008 cash plan for awards may not exceed 175,000. If any awards are terminated, forfeited or cancelled, units granted under such awards are available for award again under the 2008 cash plan. No participant may receive more than 175,000 units.

The aggregate amount payable under awards is payable only upon the occurrence of a Qualified IPO or Change in Control, each as defined in Holdings’ Amended and Restated Certificate of Incorporation as currently in effect (any such event a “Bonus Payment Event.”) Upon the occurrence of a Bonus Payment Event, the full amount payable under the plan would be paid in cash.

The value of awards under the 2008 cash plan is based upon financial performance of Holdings for the period starting January 1, 2008 and ending on the earlier of (a) December 31, 2012 or (b) the date of the first Bonus Payment Event, according to a formula set forth in the 2008 cash plan. In no event may the bonus pool available for payments under the 2008 cash plan exceed $100,000,000. Until a Bonus Payment Event is deemed probable by us, no expense for any award is reflected in our financial statements.

The compensation committee of Holdings’ board of directors administers the 2008 cash plan. If there is no compensation committee, our board of directors will appoint a committee to administer the 2008 cash plan, which shall be comprised of at least two members of the board of directors who are non-employee directors and outside directors as defined in the Code. The administrator of the cash plan has the authority, in its sole discretion, to select participants to receive awards of units. The administrator will also have the authority to determine the time of receipt, the types of awards and number of units conveyed by awards, and to establish the terms, conditions and other provisions of the awards under the cash plan.

Other terms and conditions of the 2008 Cash Plan, as well as a complete description of the above-described terms are set forth in more detail in the plan itself, which is attached hereto as an Exhibit.

Grant of Awards to Certain Executive Officers

As used herein, the term “named executive officers” refers to those executive officers of Holdings for whom disclosure regarding compensation was made in Holdings’ amendment to its registration statement on Form S-4 filed with the Securities and Exchange Commission on November 11, 2007. As previously disclosed in its Form 8-K dated December 5, 2007, Holdings has hired Glen Laschober as its new principal operating officer, effective January 2, 2008. Holdings’ principal executive officer, principal financial officer, principal operating officer and other named executive officers are eligible to participate in the 2004 Equity Plan and the 2008 Cash Plan. Effective January 1, 2008, the following awards were made under the 2004 Equity Plan and the 2008 Cash Plan to Holdings principal executive officer, principal financial officer, principal operating officer and other named executive officers.

Name and Position	Units Awarded under 2008 Cash Plan	Shares of Restricted Stock Awarded Under 2004 Equity Plan
R. Dale Ross Chairman of the Board and Chief Executive Officer	20,000	—
Bruce D. Broussard President	20,000	1,725,000
Richard P. McCook Executive Vice President and Chief Financial Officer	12,500	900,000
Lloyd K. Everson, M.D. Vice Chairman of the Board	5,000	—
Glen Laschober Executive Vice President and Chief Operating Officer	12,500	1,000,000

ITEM	9.01. Financial Statements and Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1	Amended and Restated US Oncology Holdings, Inc. 2004 Equity Incentive Plan

10.2	US Oncology Holdings, Inc. 2008 Long-Term Cash Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2008

US ONCOLOGY HOLDINGS, INC. US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name: Phillip H. Watts
Title: Vice President - General Counsel